SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) AUGUST 20, 2003
                                                         ---------------


                           NEW YORK HEALTH CARE, INC.
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



      NEW YORK                    1-12451                    11-2636089
      --------                    -------                    -----------
   (State or other         (Commission File Number)         (IRS Employer
   jurisdiction of                                          Identification
    incorporation)                                          Number)





            1850 MCDONALD AVENUE, BROOKLYN, N.Y.                11223
            ------------------------------------               ------
        (Address of Principal Executive Offices)               (Zip Code)



                         Registrant's telephone number,
                      including area code, (718) 375-6700
                                           --------------


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ITEM  2:     ACQUISITION OR DISPOSITION OF ASSETS.

     On August 20, 2003, New York Health Care and its wholly-owned subsidiary, The Bio Balance Corp., entered into a series of agreements with NexGen Bacterium Inc., a Panama corporation, for the purchase of proprietary technology and intellectual property assets of NexGen consisting of know-how and probiotic bacterial strains identified as Bacillus Subtilis HE and Bacillus Licheniformis for use in probiotic treatment of diseases and disorders, as well as for use as pharmaceutical carriers. These bacterial strains are a line of clinically validated bio-therapeutic agents, including various patented strains of bacillus, which have undergone laboratory and clinical testing and are believed to possess anti-inflammatory, anti-bacterial and anti-viral properties. The bacillus genus is said to be among the most widespread microorganisms found in nature.

     The purchase price for the assets is comprised of a $250,000 payment by Bio Balance and the issuance of 1,000,000 restricted shares of the $.01 par-value common stock of New York Health Care. Pursuant to a registration rights agreement. NexGen has the right to have the shares included in the next available New York Health Care SEC registration statement. NexGen has agreed to refrain from selling, transferring or otherwise disposing of the shares for a period ending 180 days after the effective date of a registration statement including the shares, or on August 20, 2004, whichever comes first. However, if the shares trade at a price of $5.00 per share or above for any ten days during any 30 day period, NexGen will be released from its agreement to refrain from selling, transferring or otherwise disposing of the shares.

     The asset acquisition agreement includes non-competition provisions restricting NexGen from competing with Bio Balance for a period of five years, ending August 20, 2008, in the fields of microbial food supplements using bacillus-based bacteria and other prebiotic or probiotic products or technology intended to treat human or animal digestive or intestinal diseases or disorders with respect to any technology or products similar to or competitive with the NexGen assets sold to Bio Balance, and any improvements or developments or applications of the technology and intellectual property rights with respect to those uses.

     As part of this asset acquisition transaction, Bio Balance delivered to NexGen a worldwide, perpetual, royalty-free license of the know-how, technology and intellectual property assets, including all resulting patents issued to Bio Balance, excepting any goods developed, manufactured, sold or commonly used as a treatment or gastro-intestinal diseases or disorders.

     The amount and type of the consideration in the asset acquisition transaction was determined by arms-length negotiation between the parties. There are no material relationships between New York Health Care or Bio Balance, and their respective officers, directors, affiliates and principal shareholders, and the officers, directors, affiliates and shareholders of NexGen.

ITEM 7:     FINANCIAL STATEMENTS AND EXHIBITS

          (c)     Exhibits.


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          Exhibit
          Number               Description of Exhibit
          -------              ----------------------

            10.53 August 20, 2003 Asset Purchase Agreement, by and among New York Health Care, Inc., The Bio Balance Corp. and NexGen Bacterium, Inc.

            10.54 August 20, 2003 Registration Rights Agreement between New York Health Care, Inc. and NexGen Bacterium, Inc.

            10.55 August 20, 2003 License Agreement between The Bio Balance Corp. and NexGen Bacterium, Inc.

            10.56 August 20, 2003 Subscription Agreement between New York Health Care, Inc. and NexGen Bacterium, Inc.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 27, 2003                 NEW YORK HEALTH CARE, INC.

                                By:  /s/ Jacob Rosenberg
                                     -------------------
                                     Jacob Rosenberg
                                     Vice President and Chief Operating Officer,
                                     Chief Financial and Accounting Officer, and
                                     Secretary


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